UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 8, 2005



                                   ICOA, Inc.
             (Exact name of registrant as specified in its charter)


             Nevada                      0-32513              87-0403239
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
         incorporation)                                    Identification No.)


      111 Airport Road, Warwick, Rhode Island              02889
      (Address of Principal Executive Offices)           (Zip Code)



       Registrant's telephone number, including area code: (401) 352-2300



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.02   Departure of Directors or Principal Officers; Election of Directors;

            Appointment of Principal Officers



On February 8, 2005, ICOA, Inc., a Nevada corporation issued a press release entitled "ICOA Strengthens Board With Election of Steve Harris as Outside Director" a copy of which is attached. The material below provides additional information relating to Mr. Harris' relationship to the Company.

Under an agreement which began on August 23, 2004, Mr. Harris has provided consulting, legal and strategic advisory services to the Company. As of February 1, 2005, Mr. Harris has earned approximately $51,000 and 1.6 million shares of Company stock under the agreement.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date:    February 9, 2005

                                                 ICOA, Inc.

                                                  By: /s/  Erwin Vahlsing, Jr.
                                                      --------------------------
                                                     Name: Erwin Vahlsing, Jr.
                                                     Title:   Treasurer and CFO

                                  EXHIBIT INDEX

Exhibit                    Description

99                         Press Release dated February 8, 2005